UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2009

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762
(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 16, 2009, inContact, Inc. entered into a revolving credit loan agreement with Zions First National Bank (“Zions”). Under the terms of the agreement Zions has agreed to loan up to $8.5 million under a revolving credit note. The loan is secured by substantially all the assets of inContact. The loan transaction closed on July 16, 2009.

inContact used a portion of the borrowings from the new loan arrangement with Zions to pay-off the outstanding balance of its previous revolving credit loan totaling approximately $6.5 million, which inContact terminated in accordance with its terms. There was no relationship between inContact, including its affiliates, and Zions and its affiliates prior to the transaction.

The interest rate under the Zions revolving credit note is four and five-tenths percent (4.5%) per annum above the ninety day LIBOR rate, from time to time in effect, adjusted as of the date of any change in the ninety day LIBOR rate. Interest under the revolving credit note is paid monthly in arrears, and all principal is due in July 2011. The balance outstanding under the revolving credit note cannot exceed the lesser of (a) $8.5 million and (b) the sum of 85 percent (85%) of eligible billed receivables, and 65 percent (65%) of eligible earned but unbilled receivables.

The revolving credit loan agreement imposes certain restrictions on inContact’s ability, without the approval of Zions, to incur additional debt, make distributions to stockholders, or acquire other businesses or assets. The facility provides for the usual and customary events of default for transactions of this type.

In addition to the Zions revolving credit loan agreement, inContact entered into a commitment letter with Zions Credit Corporation for an equipment financing facility of up to $1 million. Establishment of the equipment financing facility is subject to preparation of final documentation and other conditions by December 2009.

Item 9.01	Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No	Description of Document

10.1	Revolving Credit Loan Agreement between inContact and Zions dated July 16, 2009 (1)
10.2	Revolving Credit Note between inContact and Zions dated July 16, 2009
10.3	Security Agreement between inContact and Zions dated July 16, 2009 (2)

(1)         Excluding “Exhibit A – Promissory Note,” which is included in this filing as Exhibit 10.2. Also excluding “Schedule 5.5 – Litigation disclosure” and “Schedule 6.16 – Existing Debt,” which inContact will furnish to the Securities and Exchange Commission upon request.

(2)         Excluding “Schedule A – Existing Liens” and “Schedule B – Acquisition of Assets in Prior Five Years,”which inContact will furnish to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCONTACT, INC.

Date: July 21, 2009	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer